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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Mercury Computer Systems, Inc. on Form S-8 (File No. 333 - 53291) of our report dated August 7, 1998, on our audits of the consolidated financial statements of Mercury Computer Systems, Inc. as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which report is included in this Form 10-K.

                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 22, 1998